$56,000.00                                                    Dated May 19, 1998



                      AMENDED AND RESTATED PROMISSORY NOTE


The undersigned ("Maker") executed a promissory note dated May 19, 1997 (the "Initial Note"), payable to Health Care Capital Corp, now known as Sonus Corp ("Holder"). Holder has agreed to extend the maturity date of the Initial Note to November 1, 1999. The Initial Note shall therefore be replaced in its entirety by this Amended and Restated Promissory Note.

For value received, the undersigned promises to pay to the order of Holder, the principal sum of Fifty-Six Thousand and no/100 Dollars ($56,000.00) with interest thereon at ten percent (10%) per annum from May 19, 1997. Principal and interest shall be payable in lawful money of the United States of America at 111 SW Fifth Avenue, Suite 2390, Portland, Oregon 97204 or at such other place as Holder may designate in writing. Principal and interest shall become due and payable on November 1, 1999.

Maker agrees to pay all costs of collection of any amounts due hereunder when incurred, including, without limitation, attorney's fees and expenses, including on any appeal. Such costs shall be added to the balance of principal and interest then due.

Maker, for himself and his successors and assigns, hereby waives presentment, demand, notice and protest and any defense by reason of extension of time for payment or other indulgences. Failure of the Holder to assert any right herein shall not be deemed to be a waiver hereof.

This Amended and Restated Promissory Note is secured. The Maker has executed a Pledge Agreement dated May 19, 1997, which describes the collateral and the process for realization on the security in the event of a default hereunder.

This Amended and Restated Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon.

                                    Maker:



                                    /s/ Gene K. Balzer, Ph.D.
                                    Gene K. Balzer, Ph.D., an individual

                                PLEDGE AGREEMENT


DATE:                      May 19, 1997

PARTIES:                   HEALTHCARE CAPITAL CORP., an Alberta,    ("Lender")
                           Canada corporation

AND:                       GENE K. BALZER, Ph.D., an individual   ("Borrower")


RECITAL:

Contemporaneous with this Agreement, Borrower has exercised stock options from Lender for Two Hundred Thousand (200,000) Shares of Common Stock of HEALTHCARE CAPITAL CORP., an Alberta, Canada corporation and issued Lender a promissory note of even date herewith in the amount of $56,000.00 (the "Note"). To secure all amounts due now or later from Borrower to Lender under the Note, Borrower hereby pledges to Lender a security interest in the following described property:

         One Hundred Thousand (100,000) shares of the common stock of Lender as evidenced by stock certificate no. , endorsed in the blank by Borrower (the "Shares").

AGREEMENT:

SECTION 1.  POSSESSION

Lender shall retain possession of the Shares until all amounts due from Borrower to Lender are paid in full.

SECTION 2.  DEFAULT

Borrower shall be in default under this Agreement if Borrower fails to make any payment to Lender when due, or if borrower violates any terms of this Agreement or the Note. Upon default, Lender shall have all the rights of a secured party under the Oregon Uniform Commercial Code, including, subject to Section 3, the right to sell the Shares at either a private or public sale.

SECTION 3.  SECURITIES LAWS

Borrower acknowledges that the sale of the Shares by Lender may be subject to certain securities laws, and Borrower agrees that Lender may take any action necessary in order to comply with such laws, including any and all necessary restrictions with respect to the time, place, manner and conditions of sale.

IN WITNESS WHEREOF, Borrower has executed this Pledge Agreement on the day and year first written above.

                           Borrower:



                           /s/ Gene K. Balzer, Ph.D.
                           Gene K. Balzer, Ph.D.
                           an individual